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                                                                    EXHIBIT 99.2


ING BARINGS [LETTERHEAD]




                                 March 21, 2000



Inverness Management LLC
660 Steamboat Road
Greenwich, CT 06830
Attn:  Mr. James C. Comis, III
       Managing Director

Ladies and Gentlemen:


     In connection with a proposed recapitalization (the "Recapitalization") of PennCorp Financial Group, Inc. (the "Company") on the terms set forth in Exhibit A hereto (the "Terms Summary"), we hereby confirm that ING (U.S.) Capital LLC ("ING"), in its capacity as a Lender and Administrative Agent, has negotiated the draft of the Credit Agreement attached hereto as Exhibit B (the "Credit Agreement") with Inverness Management LLC ("Inverness") and certain other preferred shareholders (collectively, the "Preferred Shareholders") of the Company. Capitalized terms used but not defined herein shall have meanings assigned to such terms in the Credit Agreement.

     ING confirms that the Credit Agreement is in substantially final form and represents, as of the date hereof, the negotiations between ING and the Preferred Shareholders relating to (i) an $80,000,000 senior secured amortizing term loan and (ii) a $15,000,000 revolving loan to be provided to the Company (collectively, the "Senior Facility") on substantially the terms and conditions as are set forth therein. To the extent inconsistent therewith, the Credit Agreement shall supercede the Summary of Terms and Conditions annexed as Exhibit A to the Commitment Letter between ING and Inverness, dated as of February 22, 2000; provided that the Credit Agreement may be amended or modified from time to time, at the sole discretion of ING, to effect such changes as may be necessary to effect a satisfactory syndication of the Senior Facility (provided that the total amount of the Senior Facility shall not be reduced) or in the event that ING becomes aware of any information not previously disclosed to it which is material and adverse to ING or the Lenders. We are pleased to confirm that the results or our due diligence have been satisfactory to date.





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     This Letter is limited as specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Commitment Letter.

     THIS LETTER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


Very truly yours,

ING (U.S) Capital LLC

By: [ILLEGIBLE]
   ----------------
Name: [ILLEGIBLE]
Title:  Director


ING Barings LLC

By: [ILLEGIBLE]
   ----------------
Name: [ILLEGIBLE]
Title:  Director